SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

WARPSPEED TAXI INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Shiriki House Office Community, 3rd Floor Westside Towers

Lower Kabete Road, Westlands Nairobi, Kenya

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 802-0474

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2025, Daniel Okelo resigned as our Secretary and Zig Ziegler was appointed in his place.

Mr. Ziegler, age 56, has over 30 years of experience in sports performance, biomechanics, and athlete development. He is the founder and Chief Executive Officer of Z Athlete Factory, a company specializing in athlete evaluation and training systems that incorporate artificial intelligence. Mr. Ziegler has worked with athletes at the youth, collegiate, and professional levels across multiple sports

A former collegiate track and field athlete and experienced coach, Mr. Ziegler is also the founder and current President of World Indoor Track & Field League, LLC, and the originator of the league’s team-based competition concept.

Item 8.01Other Events.

Formation of Wholly Owned Subsidiary

On April 24, 2025 Warp Speed Taxi, Inc. formed WITFL Holdings, LLC, a Wyoming limited liability company and wholly owned subsidiary, for the purpose of acquiring and operating intellectual property assets in the sports performance, biomechanics, and athletic licensing industries.

The subsidiary will serve as the operating entity for the acquired assets identified herein, and all obligations, costs, and liabilities arising from the subsidiary’s transaction described herein and, in the future, shall be borne exclusively by WITFL Holdings, LLC.

Appointment of Officers

Concurrent with the formation of WITFL Holdings, LLC, Zig Ziegler was appointed as President and League Commissioner of the subsidiary. Mr. Ziegler will oversee operations and commercialization of the acquired technologies and brands.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WarpSpeed Taxi Inc.

Date: April 25, 2025	By: /s/ Daniel Okelo
President